SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                     Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          OMNIQUIP INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          [OMNIQUIP INTERNATIONAL LOGO]







                                 January 9, 1998







Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin 53202 at 10:00 a.m., Central Standard Time, on Tuesday, February 10, 1998. On the following pages you will find the formal Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     We hope that you will attend the meeting and look forward to seeing you there.

                                       Sincerely,

                                       /s/ Donald E. Nickelson

                                       Donald E. Nickelson
                                       Chairman of the Board


                                       /s/ P. Enoch Stiff

                                       P. Enoch Stiff
                                       President and Chief Executive Officer

                          OMNIQUIP INTERNATIONAL, INC.

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Tuesday, February 10, 1998

                        --------------------------------



To the Stockholders of
OmniQuip International, Inc.:

     The Annual Meeting of Stockholders of OmniQuip International, Inc., a Delaware corporation (the "Company"), will be held at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin 53202 on Tuesday, February 10, 1998, at 10:00 a.m., Central Standard Time, for the following purposes:

          (1) To elect three Class II directors, each to serve until the Annual Meeting of Stockholders in 2001 or until his successor is elected and qualified;

          (2) To ratify or reject the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending September 30, 1998; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on December 29, 1997 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on December 29, 1997 will be available for inspection during normal business hours during the ten days prior to the meeting at the offices of the Company at 222 East Main Street, Port Washington, Wisconsin 53074 and will also be available at the meeting.

                              By Order of the Board of Directors,

                              /s/ Philip G. Franklin

                              Philip G. Franklin
                              Vice President - Finance, Chief Financial Officer, Treasurer and Secretary



Port Washington, Wisconsin
January 9, 1998



PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                          OMNIQUIP INTERNATIONAL, INC.
                              222 East Main Street
                        Port Washington, Wisconsin 53074

                        --------------------------------

                                 PROXY STATEMENT

                        --------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                           Tuesday, February 10, 1998

                        --------------------------------


                     SOLICITATION AND REVOCATION OF PROXIES


        The enclosed proxy is solicited by the Board of Directors of OmniQuip International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Central Standard Time, Tuesday, February 10, 1998, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin 53202. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

        This proxy material is first being sent to stockholders on or about January 9, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

        Stockholders of record at the close of business on Monday, December 29, 1997 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 14,260,000 shares of common stock, $0.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

        For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's Amended By-laws, the election of directors at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting and requires the affirmative vote of the holders of a plurality of the Company's Common Stock represented and voting at the Annual Meeting for approval. All other matters expected to be submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval.

                              ELECTION OF DIRECTORS

        Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes (Class I, Class II and Class
III), with all classes as nearly equal in number as possible. One class of directors is ordinarily elected at each Annual Meeting for a three-year term or until their successors are duly elected and qualified. The stockholders will vote at the Annual Meeting for the election of three Class II directors for a three-year term expiring at the Annual Meeting of Stockholders in 2001 or until their successors are duly elected and qualified. Peter S. Finley, Jeffrey
L. Fox and Jerry E. Ritter have been nominated by the Board for election as Class II directors at the Annual Meeting. The Board currently consists of nine members and there are no family relationships among any directors or executive officers of the Company.

        The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

        The Board of Directors recommends voting "FOR" each of the nominees named below.

        The following material contains information concerning the nominees for election as directors and the other directors of the Company.


Nominees for Directors

Class II (Term of Office Expires 2001)    Age             Principal Occupation                           Director Since
--------------------------------------    ---             --------------------                           --------------

Peter S. Finley   .....................   42       Senior  Managing   Director  of  Harbour  Group       August 1995
                                                    Industries, Inc., St. Louis, Missouri

Jeffrey L. Fox    .....................   37       Vice  Chairman -  Operations  of Harbour  Group       September 1996
                                                    Ltd., St. Louis, Missouri

Jerry E. Ritter   .....................   62       Chairman  of the  Board of  Clark  Enterprises,       April 1997
                                                    Inc., St. Louis, Missouri

Continuing Directors

Class I (Term of Office Expires 2000)     Age                 Principal Occupation                       Director Since
-------------------------------------     ---                 --------------------                       --------------

Paul W. Jones   ......................    49       President  and  Chief   Executive   Officer  of       April 1997
                                                    Greenfield Industries, Inc., Augusta, Georgia

Donald E. Nickelson  .................    65       Chairman  of the  Board  of the  Company,  Port       September 1996
                                                    Washington,  Wisconsin  and  Vice  Chairman  of
                                                    Harbour  Group  Industries,  Inc.,  St.  Louis,
                                                    Missouri

P. Enoch Stiff   .....................    50       President  and Chief  Executive  Officer of the       September 1996
                                                    Company, Port Washington, Wisconsin


Class III (Term of Office Expires 1999)   Age                 Principal Occupation                       Director Since
---------------------------------------   ---                 --------------------                       --------------

Samuel A. Hamacher  ...................   45       Executive   Vice   President  of  Harbour  Group      August 1995
                                                    Industries, Inc., St. Louis, Missouri

Joseph F. Shaughnessy   ...............   62       President,  Chief Executive Officer and Chairman      April 1997
                                                    of the  Board of BSI Constructors  Inc.,
                                                    St. Louis, Missouri

Robert L. Virgil   ....................   63       Principal  of  Edward  Jones & Co., St.  Louis,       April 1997
                                                    Missouri



     Except as set forth below, each of the nominees and the other directors has been engaged in his principal occupation during the past five years.

     Mr. Finley has been Senior Managing Director since 1997 and Senior Vice President - Corporate Development since 1990 of Harbour Group Industries, Inc. ("Harbour Group"), a company which provides corporate development services to its affiliates. From 1985 to 1990, he served as Vice President of Harbour Group. In addition, Mr. Finley from time to time has held various officer positions with operating companies owned by affiliates of Harbour Group. Mr. Finley was elected a director of the Company in August 1995.

     Mr. Fox has been Vice Chairman - Operations of Harbour Group Ltd. ("HGL") (an affiliate of Harbour Group which provides operations management services to manufacturing affiliates of Harbour Group) since September 1997. Mr. Fox served as Group President of HGL from 1995 until September 1997. Mr. Fox previously served as President of Engineered Polymers Corporation (a manufacturer of plastic material handling products) from 1992 to 1995 and as President of Size Control Company (a manufacturer of precision gauges) from 1989 to 1992, both of which were affiliates of Harbour Group. Mr. Fox was elected a director of the Company in September 1996.

     Mr. Ritter has been a consultant to Anheuser-Busch Companies, Inc. and Chairman of the Board of Clark Enterprises, Inc., the general partner of the Kiel Center and the St. Louis Blues Hockey Club, since July 1996. From March 1990 to June 1996, he served as Executive Vice President and Chief Financial and Administrative Officer for Anheuser-Busch Companies, Inc. Mr. Ritter currently serves as a director of The Earthgrains Company, Brown Group, Inc., and The O'Gara Company and as a trustee of the NationsBank Private Client Services Board. Mr. Ritter was elected a director of the Company in April 1997.

     Mr. Jones has been the President of Greenfield Industries, Inc. since November 1989 and its Chief Executive Officer since May 1993. From 1988 to 1989, he served as General Manager - Manufacturing for General Electric Transportation Systems. Prior to that time, Mr. Jones was the General Manager of General Electric Drives, Motor and Generator Operations. Mr. Jones was elected a director of the Company in April 1997.

     Mr. Nickelson has been the Vice Chairman of Harbour Group since 1991. From 1988 to 1990, he served as President of PaineWebber Group (an investment banking and brokerage firm). Mr. Nickelson currently serves as a trustee of The Mainstay Funds and as a director of Carey Diversified LLC, Allied Healthcare Products, Inc. and Sugen, Inc. Mr. Nickelson was elected a director of the Company in September 1996.

     Mr. Stiff has been the President and Chief Executive Officer of the Company since September 1996 and the President and Chief Executive Officer of TRAK International, Inc. ("TRAK"), now a wholly-owned subsidiary of the Company, since August 1989. He previously served as the Chief Operating Officer of TRAK from November 1987 to August 1989. Prior to joining TRAK, Mr. Stiff served from 1985 to 1987 as Vice President and General Counsel of Atwood & Morrill Co., Inc. (a manufacturer of specialty valves for the utility industry) and as a division counsel with AMCA International (predecessor to United Dominion Industries, Inc., a diversified manufacturer) from 1983 to 1985. Mr. Stiff was elected a director of the Company in September 1996.

     Mr. Hamacher has been the Executive Vice President of Harbour Group, in charge of corporate development, since January 1992. From January 1988 to January 1992, he was the Vice President - Finance of HGL. Mr. Hamacher currently serves as a director of Allied Healthcare Products, Inc. Mr. Hamacher was elected a director of the Company in August 1995.

     Mr. Shaughnessy has been President, Chief Executive Officer and Chairman of the Board of BSI Constructors Inc., a general contractor and construction manager, since 1989, a company which he co-founded in 1972 and for which he served as President from 1974 to 1989. Mr. Shaughnessy is a member of the advisory board of NationsBank, N.A. in St. Louis, Missouri. Mr. Shaughnessy was elected a director of the Company in April 1997.

     Mr. Virgil has been a principal of Edward Jones & Co., a retail investment firm, since September 1993. He previously served as a professor of accounting at the John M. Olin School of Business, Washington University, St. Louis, Missouri from 1964 to September 1993 and was dean of the School of Business from 1978 to 1993 and Executive Vice Chancellor of University Relations from 1992 to 1993. He is currently a member of the Board of Directors of CPI Corporation, General American Life Insurance Company and Maritz, Inc. Mr. Virgil was elected a director of the Company in April 1997.

Board Meetings-Committees of the Board

     The Board of Directors of the Company held eight meetings during the fiscal year ended September 30, 1997. The Board of Directors presently maintains an Executive Committee, an Audit Committee, a Compensation and Options Committee, an Incentive Plan Committee and a Nominating Committee.

     The Executive Committee consists of Messrs. Fox, Hamacher, Jones, Nickelson and Stiff. The Executive Committee exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee was formed in April 1997 and held two meetings during the fiscal year ended September 30, 1997.

     The Audit Committee consists of Messrs. Jones, Ritter, Shaughnessy and Virgil. This committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee was formed in April 1997 and held one meeting during the fiscal year ended September 30, 1997.

     The Compensation and Options Committee consists of Messrs. Finley, Hamacher, Nickelson, Ritter and Shaughnessy. This committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to it by the Board of Directors. The Compensation and Options Committee was formed in April 1997 and held two meetings during the fiscal year ended September 30, 1997.

     The Incentive Plan Committee consists of Messrs. Ritter and Shaughnessy. This committee administers the Company's 1996 Long-Term Incentive Plan (the "Long-Term Incentive Plan") and exercises such powers and makes such determinations as are entrusted to it in the Long-Term Incentive Plan. The Incentive Plan Committee was formed in April 1994 and held two meetings during the fiscal year ended September 30, 1997.

     The Nominating Committee consists of Messrs. Hamacher, Nickelson and Virgil. The Nominating Committee, which was formed in April 1997 and did not meet during the fiscal year ended September 30, 1997, recommends nominees for election to the Board of Directors. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 1999 if such nominations are submitted in writing to the Company's headquarters, Attention: Nominating Committee, no later than September 11, 1998.

     During the fiscal year ended September 30, 1997 no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holders of More Than Five Percent Beneficial Ownership

     The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of December 29, 1997.

                                                       Shares Owned           Percent of
Name and Address of Beneficial Owner                   Beneficially       Outstanding Shares
------------------------------------                   ------------       ------------------
Harbour Group Investments III, L.P. (1)(3)               3,700,800                26.0%
7701 Forsyth Boulevard, Suite 600
St. Louis, Missouri  63105

Uniquip - HGI Associates, L.P. (2)(3)                      432,205                 3.0%
7701 Forsyth Boulevard, Suite 600
St. Louis, Missouri  63105

-----------------
(1) Information obtained from beneficial owner. Harbour Group Investments III, L.P. ("Investments L.P.") is a Delaware limited partnership whose general partner is Harbour Group III Management Co., L.P., a Delaware limited partnership whose general partner is HGM III Co., a Delaware corporation controlled by Sam Fox.
(2) Information obtained from beneficial owner. Uniquip - HGI Associates, L.P. ("Uniquip L.P.") is a Delaware limited partnership whose general partner is Harbour Group Industries, Inc., a Delaware corporation controlled by Sam Fox.
(3) Investments L.P. and Uniquip L.P. are under the common control of Sam Fox. Consequently, Sam Fox may be construed as the beneficial owner of 4,133,005 shares (or 29.0% of the outstanding shares).

Beneficial Ownership of Management and Nominees

     The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 29, 1997.

                                                                           Shares Owned          Percent of
Name of Beneficial Owner                                                   Beneficially      Outstanding Shares
------------------------                                                   ------------      ------------------
Peter S. Finley (1)....................................................      10,000                *
Jeffrey L. Fox (2).....................................................         ---               ---
Philip G. Franklin (3).................................................      16,000                *
Samuel A. Hamacher (4).................................................       5,000                *
James H. Hook (5)......................................................      84,675                *
Paul W. Jones (6)......................................................       2,000                *
Curtis J. Laetz (7)....................................................      84,575                *
Donald E. Nickelson (8)................................................         ---               ---
Jerry E. Ritter (9)....................................................       2,500                *
Joseph F. Shaughnessy (10).............................................       3,000                *
P. Enoch Stiff (11)....................................................     562,550               3.9%
Robert L. Virgil (12)..................................................         ---                 ---
                                                                          -------------      -------------
All directors and executive officers as a group (12 persons)...........     770,300               5.4%
                                                                         =============      ==============

-------------
Less than 1.0%.
(1) Represents 8,500 shares directly owned by Mr. Finley and 1,500 shares indirectly owned by Mr. Finley as custodian for his children. Excludes 10,000 shares issuable pursuant to options granted under the 1996 Directors Non-Qualified Stock Option Plan (the "Directors Plan") which are not currently exercisable.

(2) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(3) Excludes 40,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan which are not currently exercisable.
(4) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(5) Excludes 15,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan which are not currently exercisable.
(6) Excludes 500 shares owned by his wife as to which Mr. Jones disclaims any beneficial ownership and 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(7) Excludes 15,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan which are not currently exercisable.
(8) Excludes 15,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(9) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(10) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.
(11) Excludes 50,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan which are not currently exercisable.
(12) Excludes 10,000 shares issuable pursuant to options granted under the Directors Plan which are not currently exercisable.

     No agreements, formal or informal, exist among the various executive officers and directors with respect to the voting of their shares.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company as of December 29, 1997 who are appointed by and serve at the pleasure of the Board of Directors.


Name                                    Age                               Position(s)
----                                    ---                               -----------
P. Enoch Stiff ......................   50             Director, President and Chief Executive Officer (1)
Philip G. Franklin ..................   46             Vice President - Finance, Chief Financial Officer, Treasurer and
                                                         Secretary (2)
James H. Hook .......................   52             Vice President - Business Services (3)
Curtis J. Laetz .....................   53             Vice President - Marketing and Development (4)


---------------
(1)  See information under "Election of Directors."
(2) Mr. Franklin has been the Vice President - Finance and Chief Financial Officer of the Company since August 1996 and of TRAK since July 1996. Prior to joining the Company, Mr. Franklin served as Chief Financial Officer for Monarch Marking Systems, Inc. (a manufacturer of bar code printers) from 1994 to 1996 and as Vice President - Finance for Hill Refrigeration, Inc. (a manufacturer of refrigerated display cases) from 1990 to 1994. From 1979 to 1990, he served in various financial and general management positions with FMC Corporation (a manufacturer of chemicals and machinery).
(3) Mr. Hook has been the Vice President - Business Services of the Company since September 1996 and of TRAK since July 1996 and previously served as Vice President - Finance and Chief Financial Officer of TRAK from September 1992 to July 1996. Mr. Hook previously served as Senior Vice President - Operations for Case Credit Corporation from 1988 to 1992 and as Senior Vice President of First Interstate Bancorp from 1982 to 1988.
(4) Mr. Laetz has been the Vice President - Marketing and Development of the Company since September 1996 and has held a similar position with TRAK since 1990. Prior to joining TRAK, Mr. Laetz served as Vice President - Corporate Planning for A.O. Smith Corp. (a manufacturer of automotive frames, water heaters and electric motors) from 1988 to 1989 and as President of Dynapac Mfg. Co. (a compaction equipment manufacturer) from 1986 to 1987. He also previously served as Senior Vice President - Business Development for VME N.V. (a manufacturer of wheel loaders, off-highway trucks and excavators) from 1985 to 1986.

     The following provides certain information regarding individuals who have been designated by the Board of Directors as executive officers of the Company, effective January 1, 1998.


Name                                    Age                               Position(s)
----                                    ---                               -----------
Robert D. Melin  ....................   59             Corporate Vice President - Operations Development (1)
Paul D. Roblee ......................   44             Senior Vice President - OmniQuip Sales (2)
Richard A. Solon ....................   44             President of Snorkel International, Inc. (3)

-----------------
(1) Mr. Melin is the Corporate Vice President - Operations Development of the Company. Mr. Melin served as the Vice President - Operations of the Company from August 1996 until January 1, 1998 and has held the same position with TRAK since 1988. Prior to joining TRAK, Mr. Melin served as Vice President of Manufacturing of AMCA International from 1986 to 1988. He previously spent 20 years with the General Electric Corporation in a variety of senior operating, engineering and managerial assignments.
(2) Mr. Roblee is the Senior Vice President - OmniQuip Sales. Mr. Roblee has served as the Vice President Sales of TRAK since 1991. He previously served as the Director of Human Resources of TRAK from 1988 to 1991. Prior to joining TRAK, Mr. Roblee served from 1983 to 1988 in a variety of managerial positions with Inryco, a subsidiary of Inland Steel Company.
(3) Mr. Solon is the President of Snorkel International, Inc. ("Snorkel"), a wholly-owned subsidiary of the Company. Prior to the Company's acquisition of Snorkel from Figgie International Inc. ("Figgie") in November 1997, Mr. Solon served as President of Snorkel since 1991. Mr. Solon served in various management positions with Figgie from 1979 until 1991.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years indicated to the chief executive officer and each of the Company's executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (the "Named Executive Officers").

                           Summary Compensation Table

                                              Annual                            Long-Term
                                           Compensation                        Compensation
                          ----------------------------------------------- -----------------------
                                                                                    Stock Option
                             Fiscal                              Other Annual          Awards            LTIP        All Other
Name & Principal Position     Year   Salary (1)  Bonus        Compensation (4)(5)   (In Shares)       Payouts(8)   Compensation
-------------------------    -----   ----------  -----        -------------------   ------------      ----------   ------------
P. Enoch  Stiff . . . . .    1997    $178,939    $134,924(2)  $25,237(6)            275,000           $87,575      $ 1,045(9)
President and Chief          1996     174,736     102,000       9,865(6)                ---               ---       35,009(10)
Executive Officer            1995     166,434      67,928       2,151                   ---               ---       17,988(10)

Philip G.  Franklin . . .    1997     145,000     332,234(3)    9,587                40,000               ---        5,482(11)
Vice President - Finance     1996      26,769         ---         ---                   ---               ---        4,155(11)
  Chief Financial Officer,
  Secretary(14)

James  H.  Hook . . . . .    1997     107,363      50,763(2)   10,244(7)             99,375            35,100          922(9)
Vice President - Business    1996     105,123      38,250       5,885(7)                ---               ---       13,637(12)
  Services                   1995     100,679      27,416       3,334                   ---               ---        6,663(12)

Curtis  J.  Laetz . . . .    1997     106,837      50,563(2)   10,260(7)             99,375            36,099          916(9)
Vice President - Marketing   1996     104,606      38,063       4,714(7)                ---               ---       13,569(13)
  and Development            1995     101,499      28,787       3,378                   ---               ---        7,837(13)

------------------
(1) Includes amounts deferred under the 401(k) feature of the Company's Retirement Income Savings Plan.
(2) Includes a non-recurring bonus paid in connection with the Company's initial public offering.

(3) Includes a non-recurring signing bonus and non-recurring bonuses paid in connection with the Company's initial public offering.
(4) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives.
(5) Includes amounts contributed by the Company under the Company's Retirement Income Savings Plan.
(6) Includes bonuses of $15,961 in fiscal 1997 and $4,504 in fiscal 1996 paid to reimburse the interest cost on a promissory note used to purchase certain shares of Common Stock. See "Certain Transactions - Agreements with Existing Stockholders."
(7) Includes bonuses of $5,611 in fiscal 1997 and $1,584 in fiscal 1996 paid to reimburse the interest cost on promissory notes used to purchase certain shares of Common Stock. See "Certain Transactions - Agreements with Existing Stockholders."
(8) Reflects amounts paid out under a deferred compensation plan which permitted the senior management and directors to defer 25% of their annual bonus for a period of three years. This arrangement was terminated in fiscal 1996.
(9)  Reflects amount paid for premiums on a life insurance policy.
(10) Reflects amounts accrued under the Company's deferred compensation plan described in note 8 above and $1,009 and $1,006 paid in fiscal 1996 and 1995, respectively, for premiums on a life insurance policy.
(11) Reflects $142 paid in premiums on a life insurance policy in fiscal 1997 and relocation expenses of $5,340 and $4,155 paid in fiscal 1997 and 1996, respectively.
(12) Reflects amounts accrued under the Company's deferred compensation plan described in note 8 above and $887 and $609 paid in fiscal 1996 and 1995, respectively, for premiums on a life insurance policy.
(13) Reflects amounts accrued under the Company's deferred compensation plan described in note 8 above and $881 and $640 paid in fiscal 1996 and 1995, respectively, for premiums on a life insurance policy.
(14) Mr. Franklin joined the Company as Vice President - Finance and Chief Financial Officer of TRAK in July 1996.

Options

     The following table sets forth information concerning options granted during the fiscal year ended September 30, 1997 under the Company's stock option plans to the Named Executive Officers.

                                         Option Grants in Last Fiscal Year
                                                Individual Grants
                             ---------------------------------------------------------
                              Number of                                                 Potential Realizable
                              Securities  Percentage of Total                             Value at Assumed
                              Underlying    Options Granted    Per Share                Annual Rates of Stock
                               Options      to Employees in    Exercise   Expiration      Price Appreciation
            Name               Granted        Fiscal 1997       Price        Date        for Option Term (3)
            ----               -------        -----------       -----        ----        -------------------
                                                                                          5%          10%
                                                                                          ---         ---
P. Enoch Stiff ............    225,000          40.0% (1)          *       3/20/07        ---          ---
                                50,000          13.7 (2)        $14.00     3/20/07       $440,226    $1,115,620
Philip G. Franklin ........     40,000          11.0 (2)         14.00     3/20/07        352,181       892,496
James H. Hook .............     84,375          15.0 (1)           *       3/20/07         ---          ---
                                15,000           4.1 (2)         14.00     3/20/07        132,068       334,686
Curtis J. Laetz ...........     84,375          15.0 (1)           *       3/20/07         ---          ---
                                15,000           4.1 (2)         14.00     3/20/07        132,068       334,686

----------------
*Indicates per share exercise price is the current market price on the date of exercise.
(1) Options to acquire a total of 562,500 shares were granted under the 1996 Executive Stock Option Plan (the "Executive Plan") in fiscal 1997, the purpose of which was to alleviate certain adverse securities laws consequences to the plan participants. All options granted under the Executive Plan were exercised in April 1997. The exercise price of all options was the current market price on the date of exercise and all options exercised were exercised only by exchanging shares of previously owned Common Stock. See "Certain Transactions - Agreements with Existing Stockholders."

(2) Options to acquire a total of 363,750 shares were granted under the Long-Term Incentive Plan in fiscal 1997, the purpose of which is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company. Options granted to the Named Executive Officers were granted on the date of the Company's initial public offering and have an exercise price equal to the initial offering price of the Common Stock. Options become exercisable with respect to one fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of such date.
(3) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission (the "SEC") and do not in any way represent the Company's estimate or projection of future stock prices.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers as of September 30, 1997.


                                Aggregated Option Exercises in Fiscal Year 1997 and
                                           Fiscal Year-End Option Values

                                                                                              Value of Unexercised,
                                                                 Number of Unexercised             In-the Money
                                                                      Options at                    Options at
                                                                  September 30, 1997            September 30, 1997
                                                              ---------------------------- -----------------------------
                                      Shares
                                     Acquired
                                        on          Value
               Name                  Exercise      Realized    Exercisable   Unexercisable  Exercisable   Unexercisable
----------------------------------- ------------  ----------- ------------- -------------- ------------- ---------------

P.  Enoch  Stiff . . . . . . . . .     225,000      0 (1)         ---           50,000         ---           $218,750(2)
Philip G. Franklin.  . . . . . . .      ---          ---          ---           40,000         ---            175,000(2)
James H.  Hook.  . . . . . . . . .      84,375      0 (1)         ---           15,000         ---             65,625(2)
Curtis J.  Laetz . . . . . . . . .      84,375      0 (1)         ---           15,000         ---             65,625(2)


----------------
(1) The options exercised by these officers were exercisable at the current market price on the date of exercise and all options were exercised only by exchanging shares of previously owned Common Stock. See "Certain Transactions - Agreements with Existing Stockholders."
(2) Calculated on the basis of the closing bid price of $183/4 on September 30, 1997 and an exercise price per share of $14.00 for options held by each of these officers.

Compensation Committee Interlocks and Insider Participation

     Prior to the Company's initial public offering, the Company did not have a compensation committee. Following the acquisition of TRAK, executive compensation had been determined by the entire Board of Directors, which until September 30, 1996 consisted of Samuel A. Hamacher, James C. Janning and Peter
S. Finley. Prior to the acquisition of TRAK, executive compensation had been determined by TRAK's then-constituted Board of Directors. Prior to the Company's initial public offering, Messrs. Hamacher, Janning and Finley also served as Executive Vice President, President and Vice President, respectively, of the Company. Messrs. Hamacher, Janning and Finley were not compensated for their positions as directors or officers prior to the Company's initial public offering. In April 1997, the Company formed a Compensation and Options Committee, which does not include any executive officers of the Company. The members of the Compensation and Options Committee are Messrs. Finley, Hamacher, Nickelson, Ritter and Shaughnessy.

Compensation of Directors

     Each director who is not an employee of the Company is entitled to receive an annual fee of $10,000 and additional fees of $750 for attendance at each meeting of the full Board of Directors and $500 for attendance at each meeting of a committee of the Board of Directors. Directors are also entitled to reimbursement for their expenses incurred in attending meetings.

     1996 Directors Non-Qualified Stock Option Plan. The Company maintains a Directors Plan which provides for the granting of options to the Company's directors who are not employees of the Company, for up to an aggregate 250,000 shares of Common Stock.

     The Directors Plan, by its express terms, provided for the grant of options thereunder to each eligible director serving on March 20, 1997, the date of the Company's initial public offering, with respect to 10,000 shares of Common Stock, and an additional option to the Chairman of the Board of Directors (provided he was an eligible director) with respect to 5,000 shares of Common Stock, in each case at the initial public offering price of $14.00 per share. In addition, the Directors Plan provides for the grant of options to each person first becoming an eligible director subsequent to the date of the Company's initial public offering with respect to 10,000 shares of Common Stock and the grant of an additional option to each person first becoming Chairman of the Board subsequent to such date (provided such person is an eligible director) with respect to 5,000 shares of Common Stock.

     Options   granted  or  to  be  granted  under  the  Directors  Plan  become exercisable over a five-year period from the date of grant. All options granted under the Directors Plan expire ten years from the date of grant.

     Options granted or to be granted under the Directors Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Board or any committee thereof may permit.

     Set forth below is information with respect to options outstanding under the Directors Plan.



                                                                                     Exercise Price
               Name                    Date of Grant        Number of Shares            Per Share
------------------------------------  ---------------       -----------------     -------------------
Peter S. Finley.....................      3/20/97                10,000                   $14.00
Jeffrey L. Fox......................      3/20/97                10,000                    14.00
Samuel A. Hamacher..................      3/20/97                10,000                    14.00
Paul W. Jones.......................      4/10/97                10,000                    13.25
Donald E. Nickelson.................      3/20/97                15,000                    14.00
Jerry E. Ritter.....................      4/10/97                10,000                    13.25
Joseph F. Shaughnessy...............      4/10/97                10,000                    13.25
Robert L. Virgil....................      4/10/97                10,000                    13.25


     Except as set forth above, no options have been granted under the Directors Plan, and no outstanding options are presently exercisable.

Indemnification and Limitation of Liability

     The  Company's  Restated  Certificate  of  Incorporation  provides that the
Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company's By-laws provide for the indemnification of the Company's directors and officers to the full extent permitted by the Delaware General Corporation Law.

Board Compensation and Options Committee Report on Executive Compensation

     The Compensation and Options Committee (the "Committee"), composed entirely of non-employee members of the Board of Directors, reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer, other senior executives and certain key employees. The Committee also makes recommendations concerning the Company's employee benefits policies and exercises such powers and makes such other compensation-related determinations as are entrusted to it by the Board of Directors. The Incentive Plan Committee, composed entirely of non-employee, independent members of the Board of Directors, administers the Long-Term Incentive Plan and exercises the powers entrusted to it in the Long-Term Incentive Plan.

     In the Committee's discharge of its responsibilities, it considers compensation, primarily of the chief executive officer, all other executive officers and certain other officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

     Policy and Objectives. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should provide for enhancement of stockholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long-term stock-based incentives.

     Base Salary. As a general principle, base salaries for the chief executive officer, as well as other executive officers of the Company, are determined by comparing salary data for similar positions in companies that match the Company's size in sales and earnings. In 1997, the Committee commissioned a study performed by an independent employee benefits consulting firm to evaluate executive compensation at such companies. The results of this study were considered by the Committee in setting target compensation, composed of base salary and bonus, for the executive officers of the Company, including the chief executive officer. Target base salary for each of the Company's executive officers generally approximates the 50th percentile amount in the salary survey for the corresponding position. The Committee anticipates that it will periodically use updated versions of this study or other independent studies or salary surveys of companies comparable to the Company as a component in the determination of base salary for executive officers. In addition, the performance of each executive officer of the Company, including the chief executive officer of the Company, is evaluated annually and salary adjustments are also based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt, personal performance and position in the salary study or survey range.

     Cash Incentive Compensation. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. Actual bonuses for fiscal 1997 for the chief executive officer and other executive officers of the Company were based on pre-set objectives related to actual corporate performance and included special non-recurring bonuses related to the successful completion of the Company's initial public offering. For fiscal 1998, the Company has adopted a variable pay incentive plan. Incentive compensation under the plan will be based upon a combination of overall corporate performance and the achievement of operating goals and objectives designed to improve the performance of the Company and enhance stockholder value. Target bonuses for each of the Company's executive officers, including the chief executive officer, generally approximate the 50th percentile amount in the salary survey for the corresponding position, with the ability to earn additional amounts based upon performance.

     Stock-Based Incentives. In September 1996, the Company established the Long-Term Incentive Plan pursuant to which equity incentives covering up to 1,600,000 shares of Common Stock may be awarded to key officers and employees of the Company. The Long-Term Incentive Plan is intended to promote the interests of the Company and its stockholders by attracting and retaining exceptional executive personnel and other key employees of the Company and its subsidiaries, motivating such employees by means of stock options and performance-related incentives to achieve long-range performance goals, and enabling such employees to participate in the long-term growth and financial success of the Company. The Long-Term Incentive Plan was administered by the Board of Directors prior to the Company's initial public offering and thereafter by the Incentive Plan
Committee, which consists solely of two directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986.

     The Long-Term Incentive Plan provides for the granting of four types of awards on a stand alone, combination, or tandem basis, including incentive stock options, non-qualified stock options, restricted shares and performance stock awards. The Long-Term Incentive Plan provides for the award of up to a total of 1,600,000 shares of Common Stock, provided that the total number of shares with respect to which awards are granted in any one fiscal year may not exceed 100,000 shares to any individual employee and 400,000 shares in the aggregate, and the total number of shares with respect to which grants of restricted and performance stock awards are made in any one fiscal year shall not exceed 50,000 shares to any individual employee and 100,000 shares in the aggregate (subject, in each case, to adjustment in the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or other such change). No payments or contributions are required to be made by the employees who participate in the Long-Term Incentive Plan other than the payment of any purchase price upon the exercise of a stock option.

     Except as otherwise provided in the Long-Term Incentive Plan, the Board may at any time terminate, and, from time to time, amend or modify the Long-Term Incentive Plan. Any such action of the Board may be taken without the approval of the Company's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation. Furthermore, no amendment, modification, or termination of the Long-Term Incentive Plan shall adversely affect any awards already granted to a participant without his or her consent. No amendment or modification of the Long-Term Incentive Plan may change any performance goal, or increase the benefits payable for the achievement of a performance goal, once established for a performance stock award.

     Options granted to employees during fiscal year 1997 pursuant to the Long-Term Incentive Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. Options granted on the date of the Company's initial public offering have an exercise price equal to the initial offering price of $14.00, and options granted after the Company's initial public offering have an exercise price equal to the market price of the Common Stock on the date of grant.


                                    Compensation and Options Committee

                                    Samuel A. Hamacher, Chairman
                                    Peter S. Finley
                                    Donald E. Nickelson
                                    Jerry E. Ritter
                                    Joseph F. Shaughnessy

Performance Graph

     The following table presents the cumulative return for the Company, the CRSP Index for Nasdaq Stock Market (US Companies) and an index comprised of five companies which the Company believes to present a representative peer group of the Company. The Nasdaq and the peer group data have been provided by the Center for Research in Security Prices, Chicago, Illinois, without independent verification by the Company.


                Comparison of Five-Year Cumulative Total Returns

Date           Company Index            Market Index             Peer Index
----           -------------            ------------             ----------
09/30/96                                 98.270                   91.856
10/31/96                                 97.184                   84.394
11/29/96                                103.192                   97.017
12/31/96                                103.100                   93.723
01/31/97                                110.427                   96.498
02/28/97                                104.323                   96.466
03/21/97       100.000                  100.000                  100.000
03/31/97       100.000                   97.512                   98.192
04/30/97        89.655                  100.562                  106.874
05/30/97       138.793                  111.964                  117.139
06/30/97       159.483                  115.389                  129.601
07/31/97       172.414                  127.573                  131.541
08/29/97       137.931                  127.360                  137.301
09/30/97       126.787                  134.877                  129.673



     Companies in the Self-Determined Peer Group:


     CASE  CORP.                    CATERPILLAR INC.
     GEHL COMPANY                   GRADALL INDUSTRIES INC.
     JLG INDUSTRIES, INC.


Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The  index   level  for  all   series   was  set  to  $100.0  on   3/21/97.

                              CERTAIN TRANSACTIONS

Related Party Transactions

     On August 16, 1995, Investments L.P., Uniquip L.P. and P. Enoch Stiff purchased 9,225,000 shares, 1,125,000 shares and 337,500 shares, respectively, of the Company's Common Stock for approximately $0.56 per share payable $5,209,411.76 in cash, $600,000 in cash and $35,294.12 by a promissory note and $190,588.24 in cash, respectively. On September 20, 1995, Mr. Stiff purchased an additional 225,000 shares of the Company's Common Stock for approximately $0.56 per share payable $200 in cash and $126,859 by a promissory note. On September 20, 1995, James H. Hook, Curtis J. Laetz and two other officers of the Company each purchased 84,375 shares of the Company's Common Stock for approximately $0.56 per share payable $75 in cash and $47,572 by a promissory note. Investments L.P. and Uniquip L.P., together the beneficial owners of approximately 29.0% of the outstanding Common Stock, are under the common control of Sam Fox. See "Security Ownership of Certain Beneficial Owners and Management."

     In connection with the acquisitions of TRAK and Lull Industries, Inc. ("Lull"), the Company incurred junior subordinated indebtedness evidenced by subordinated notes (the "Subordinated Notes") in the principal amounts of $2,000,000 and $14,000,000, respectively. Investments L.P. held the subordinated note in the principal amount of $2,000,000 and guaranteed the Company's obligations under the subordinated note in the principal amount of $14,000,000. The Company repaid the entire balance of indebtedness outstanding under the Subordinated Notes from the net proceeds received by the Company from its initial public offering.

     The Company engages HGL and Harbour Group, affiliates of Investments L.P. and Uniquip L.P., to provide certain management consulting services to the Company for which payments totaling $60,000, $668,000 and $601,000 were made by the Company to HGL for the fiscal years ended September 30, 1995, 1996 and 1997, respectively. In connection with the acquisitions of TRAK, Lull and Snorkel, the Company paid fees to Harbour Group and affiliates of approximately $1,224,000 in the aggregate for investment banking, corporate development and other services. The Company has entered into an Operations Consulting and Advisory Services Agreement (the "HGL Services Agreement") with HGL, pursuant to which HGL will continue to provide management consulting services to the Company for a one-year term from September 30, 1996, which term automatically renews from year to year until terminated by the Company or HGL upon 30 days notice. Under the HGL Services Agreement, the Company will compensate HGL for management consulting services at HGL's approximate costs incurred in performing such services. The Company has also entered into a Corporate Development Consulting and Advisory Services Agreement (the "HGI Services Agreement") with Harbour Group, an affiliate of HGL, pursuant to which Harbour Group will continue to provide corporate development services to the Company for a one-year term from September 30, 1996, which term automatically renews from year to year until terminated by the Company or Harbour Group upon 30 days notice. Under the HGI Services Agreement, the Company will compensate Harbour Group for corporate development services by paying an annual fee equal to the greater of $100,000 or Harbour Group's approximate costs incurred in performing such services, plus a transaction fee equal to an amount which ranges from two and one half percent of the first $1.0 million of the purchase price to one half of one percent of the portion of the purchase price in excess of $4.0 million for each completed acquisition or disposition by the Company during the term of the HGI Services Agreement, subject to a minimum fee per transaction of $125,000.

     The Company was included in an insurance program maintained by HGL providing workers compensation and employer's liability, general liability and automobile liability and physical damage insurance coverage for all companies controlled by Harbour Group or its affiliates. The insurance program included a retrospective rating plan and automatic premium adjustment plan, which provided for calculations of the premiums for the insurance program based on the application of rating formulae to actual incurred losses and reserves for future losses which required adjustment of the premiums retrospectively. The Company also entered into an Insurance Agreement with HGL pursuant to which it had agreed to reimburse HGL, and HGL had agreed to reimburse the Company, for their respective pro rata shares of any retrospective premium adjustment. The Company substantially ceased participation in the insurance program upon completion of its initial public offering. The Company continued to participate in a similar program administered by HGL providing commercial umbrella and excess umbrella coverage until November 1997. The Company did not experience any difficulty in obtaining comparable insurance and the costs of such insurance have not been materially different from that charged under the HGL program.

     The Company believes that each of the related party transactions described herein was on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

Agreements with Existing Stockholders

     As described above, Mr. Stiff, on August 16, 1995, acquired 337,500 shares of Common Stock for $190,588.24 in cash, a price determined by the Board of Directors of the Company. In connection with the purchase of such shares of Common Stock, Mr. Stiff entered into an Investment Agreement with Investments L.P. and the Company (the "Investment Agreement") providing for, among other things, restrictions on transfer of such shares, registration rights with respect to such shares, the grant of an option to Investments L.P. to purchase such shares in certain circumstances, a right of first refusal for Investments L.P. in the event of certain offers to purchase such shares, "tag-along" and "drag-along" rights in the event of certain sales of the Common Stock by Investments L.P., a right to acquire additional securities of the Company in order for Mr. Stiff to maintain his percentage of equity interest in the Company under certain circumstances and a right to make additional investments in the Company in accordance with his pro rata share of the issued Common Stock in certain circumstances. In connection with the Investment Agreement, Mr. Stiff entered into a Participation Agreement with Investments L.P., pursuant to which Mr. Stiff purchased a 3% interest in $2,000,000 in principal amount of a junior subordinated note issued by TRAK and made payable to Investments L.P. The Company repaid the entire balance of the indebtedness outstanding under such subordinated note from the net proceeds received by the Company from its initial public offering.

     Also as described above, Mr. Stiff, together with Messrs. Hook, Laetz and two other officers of the Company on September 20, 1995, acquired Common Stock at prices determined by the Board of Directors of the Company, and the purchase price therefor was paid partly in cash and partly by delivery of promissory notes payable to the Company. The payment obligations of the stockholders under their respective promissory notes are secured by all or some portion of the purchased shares pursuant to stock pledge agreements entered into by each stockholder and the Company. Such notes have a ten-year maturity, bear interest at a fixed rate of interest of 6.56% per annum and are payable interest only annually, with one principal payment at maturity. In connection with such promissory notes, the Company agreed to pay annual bonuses to such stockholders in amounts equal to the annual interest payments on the notes plus all federal and state income taxes applicable to such payments. In connection with the purchase of his shares of the Common Stock, each such stockholder entered into an agreement with the Company (the "Stockholder Agreements") providing for, among other things, restrictions on transfer of such shares of the Common Stock owned by such stockholder, registration rights with respect to such shares, the repurchase of such shares upon termination of the stockholder's employment at a price based on a predetermined formula, a right of first refusal for the Company in the event of certain offers to purchase such shares, a right to acquire additional securities of the Company in order to maintain the stockholder's percentage of equity interest in the Company in certain circumstances and "tag-along" and "drag-along" rights in the event of certain sales of the Common Stock by Investments L.P. The Stockholder Agreements also contain provisions concerning noncompetition and confidentiality applicable to such stockholders and provisions for payments to such stockholders, under certain circumstances, following the termination of their employment with the Company.

     The following directors and executive officers have promissory notes in excess of $60,000 outstanding to the Company:

                                                     Highest      Principal
                                                    Principal      Amount
                                                     Amount      Outstanding    Interest
   Stockholder               Position              Outstanding   at 12/29/97      Rate        Due Date
   -----------               --------              -----------   -----------    --------      --------
P. Enoch Stiff     President, Chief Executive      $126,859      $126,859       6.56%      September 20, 2005
                      Officer and Director

     The Company also adopted the Executive Plan pursuant to which options were granted to Messrs. Stiff, Hook and Laetz to acquire 225,000, 84,375 and 84,375 shares, respectively, of Common Stock, and to the other management stockholders to acquire an aggregate 168,750 shares of Common Stock by tendering existing Common Stock in payment therefor. All such options were exercised in April 1997. The exercise price of all options was the current market price on the date of exercise and all options were exercised only by exchanging shares of previously owned Common Stock. The Executive Plan was created solely for the purpose of alleviating certain adverse securities laws consequences to the plan participants. The grant and exercise of options under the Executive Plan did not result in any increase in the beneficial ownership of Common Stock by the plan participants from the number of shares owned immediately after the Company's initial public offering. Under the terms of the Executive Plan, the options were exercisable immediately after the Company's initial public offering and the shares of Common Stock issued thereunder became freely transferable, subject to the restrictions of the Stockholder Agreements, on the last day of the sixth full month following the Company's initial public offering, provided a pro rata portion of the indebtedness originally incurred to purchase the shares surrendered upon exercise of the options is repaid. In connection with the issuance of options under the Executive Plan, the Company agreed to amend certain of the promissory notes issued in connection with purchases of Common Stock to permit partial prepayments. The provisions of the Stockholder Agreements, which are subject to modification or waiver by the Company, generally permit the sale of 25% of such shares one year after the Company's initial public offering, 50% of such shares two years after the Company's initial public offering, 75% of such shares three years after the Company's initial public offering, and all of such shares four years after the Company's initial public offering. The Executive Plan was terminated in August 1997 by the Board of Directors.

Registration Rights

     Pursuant to a registration rights agreement among the Company, Investments L.P. and Uniquip L.P. (the "Registration Rights Agreement"), Investments L.P. and Uniquip L.P. and such of their respective permitted transferees as may be deemed to be affiliates of the Company have rights to demand registration under the Securities Act of 1993 (the "Securities Act") of its or their shares of Common Stock. In addition, in the event the Company proposes to register any of its securities under the Securities Act, such persons (or their permitted transferees) will have rights, subject to certain exceptions and limitations, to have the shares of the Company's capital stock then owned by them included in such registration statement. The Company has agreed that, in the event of any registration of securities owned by such persons (or a permitted transferee) in accordance with the provisions thereof, it will indemnify such person, and certain related persons, against liabilities incurred in connection with such registration, including liabilities arising under the Securities Act. Pursuant thereto, the Company and Investments L.P. entered into an Indemnification Agreement providing for indemnification against certain potential liabilities arising in connection with the Company's initial public offering, including liabilities under the Securities Act.

     In addition, as described above under "Certain Transactions-Agreements with Existing Stockholders," other existing stockholders also have registration rights, subject to certain exceptions and limitations, to have shares of the Company's capital stock owned by them to be included in registration statements filed by the Company under the Securities Act.

     The registration rights described above are subject to certain limitations intended to prevent undue interference with the Company's ability to distribute securities, including the provision that demand registration rights may not be exercised within 90 days after the effective date of the Company's most recent registration statement.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended September 30, 1997, except that Philip
G. Franklin, an executive officer of the Company, failed to timely file one Form 4 relating to the purchase of 2,000 shares of Common Stock in August 1997.

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse LLP to be the independent auditors of the Company for the fiscal year ending September 30, 1998.

     The Board of Directors recommends voting "FOR" approval and ratification of such selection.

     A representative of Price Waterhouse LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The rules of the SEC currently provide that stockholder proposals for the 1999 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 1998 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 1999 Annual Meeting.

                              FINANCIAL INFORMATION

     The Company's Annual Report for the fiscal year ended September 30, 1997 is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The Company will provide, without charge, to any record or beneficial stockholder as of December 29, 1997, who so requests in writing, a copy of such Annual Report or the Company's Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any such request should be directed to OmniQuip International, Inc., 222 East Main Street, Port Washington, Wisconsin 53074, Attention: Philip
G. Franklin.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                   By Order of the Board of Directors,

                                   /s/ Philip G. Franklin

                                   Philip G. Franklin
                                   Vice President, Chief Financial Officer,
                                     Treasurer and Secretary


January 9, 1998

PROXY


                          OMNIQUIP INTERNATIONAL, INC.
               Annual Meeting of Stockholders - February 10, 1998
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                            DIRECTORS OF THE COMPANY

              The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of OmniQuip International, Inc. (the "Company"), each dated January 9, 1998, and appoints Philip G. Franklin and Curtis J. Laetz, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1998 Annual Meeting of Stockholders of the Company to be held on Tuesday, February 10, 1998 at 10:00 a.m., Central Standard Time, at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin 53202 and any adjournments thereof with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner:

1. To elect the following persons as Class II directors, each to serve until the Annual Meeting of Stockholders in 2001 or until his successor is elected and qualified:

     Peter S. Finley, Jeffrey L. Fox and Jerry E. Ritter.

2. To ratify or reject the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending September 30, 1998.

3. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.



                               (SEE REVERSE SIDE)
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[X]       Please mark your
          votes as in this
          example.

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted "FOR" all nominees listed in proposal 1, "FOR" proposal 2 and in the discretion of the proxies on such other business as may properly come before the meeting.


1. Election of                                                                            2. To ratify or reject the appointment of
   Directors.  (see                                                                          Price Waterhouse LLP as independent
   reverse side)                       Please mark the following box if you                  auditors of the Company for the fiscal
                                       plan to attend the meeting.                           year ending September 30, 1998.


      FOR       WITHHELD                                                                     FOR           AGAINST        ABSTAIN

      [ ]         [ ]                                [ ]                                     [ ]             [ ]             [ ]



For, except vote withheld from
the following nominee(s):               NOMINEES:  Peter S. Finley, Jeffrey L. Fox,
                                        and Jerry E. Ritter.
                                                                                          3. To transact such other business as may
--------------------------------                                                             properly come before the meeting or any
                                                                                             adjournment thereof, according to the
                                                                                             proxies' discretion, and in their
                                                                                             discretion.

                                                                                             Please date and sign exactly as your
                                                                                             name(s) appears on the stock
                                                                                             certificate. If shares are held by
                                                                                             joint tenants, both should sign. When
                                                                                             signing as attorney, executor,
                                                                                             administrator, trustee or guardian,
                                                                                             please give full title as such. If a
                                                                                             corporation, please sign in full
                                                                                             corporate name by president or other by
                                                                                             authorized officer. If a partnership,
                                                                                             please sign in partnership name by
                                                                                             authorized person. This proxy votes all
                                                                                             shares held in all capacities unless
                                                                                             otherwise specified.


SIGNATURE(S)                                           DATE
            ------------------------------------------     --------------------


Please mark, sign and date this proxy and return it promptly in the enclosed envelope.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE